UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2725311
(State of incorporation or organization)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed in connection with the Registrant's transfer of its listing of common stock from the NASDAQ Global Select Market to the New York Stock Exchange.

Item 1. Description of Registrant's Securities to be Registered

The Registrant hereby incorporates by reference herein the description of its common stock, $.01 par value per share ("Common Stock") contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 13, 1997, including all amendments and reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for purposes of updating the description of Common Stock.

Item 2. Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ciena Corporation

Date: December 20, 2013	By: /s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary